UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2010

ARLINGTON ASSET INVESTMENT CORP.
(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of principal executive offices) (Zip code)

(877) 370-4413
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 24, 2010, the Circuit Court for Arlington County, Virginia (the “Court”) entered an Order Preliminarily Approving Derivative Settlement and Providing for Notice (the “Order”) in Kornfeld, et al. v. Billings, et al., pending in the Court as Case No. 08-1144.  The Order preliminarily approved settlement of the case in accordance with the Stipulation of Settlement entered into by the parties (the “Stipulation”), dated August 9, 2010 and filed with the Court on September 1, 2010, and approved distribution of the Notice of Settlement of Derivative Action, Hearing Thereon, and Right to Appear  (the “Notice”) as provided in the Stipulation.  As indicated in the Notice, the Order set a hearing date of December 10, 2010 to consider whether to grant final approval to the settlement and enter judgment thereon.

The terms of the proposed settlement are set forth in the Notice and the Stipulation, which, pursuant to the Preliminary Order, are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Settlement of Derivative Action, Hearing Thereon and Right to Appear
99.2	Stipulation of Settlement dated August 9, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: September 30, 2010	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Settlement of Derivative Action, Hearing Thereon and Right to Appear

99.2	Stipulation of Settlement dated August 9, 2010